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                                                                   EXHIBIT 4.2


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                       NOTES REGISTRATION RIGHTS AGREEMENT

                           Dated as of August 14, 2000

                                  by and among

                        RAILAMERICA TRANSPORTATION CORP.

                           THE GUARANTORS NAMED HEREIN

                                       and

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                       and

                                BARCLAYS BANK PLC

                                       and

                            SCOTIA CAPITAL (USA) INC.

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                  This Notes Registration Rights Agreement (this "AGREEMENT") is made and entered into as of August 14, 2000, by and among RailAmerica Transportation Corp., a Delaware corporation (the "COMPANY"), the Guarantors set forth on the signature page hereof (the "GUARANTORS"), and Donaldson, Lufkin and Jenrette Securities Corporation, Barclays Bank PLC and Scotia Capital (USA) Inc. (the "INITIAL PURCHASERS"). The Initial Purchasers have agreed to purchase the Company's 12 7/8% Senior Subordinated Notes due 2010 (the "SERIES A NOTES") pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated as of August 9, 2000 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 2 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated the date hereof, between the Company and Wells Fargo Bank Minnesota, N.A. as Trustee, relating to the Series A Notes and the Series B Notes (the "INDENTURE").

                  The parties hereby agree as follows:

SECTION 1. DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  ACT:  The Securities Act of 1933, as amended.

                  ADVICE:  As defined in Section 6(d) hereof.

                  AFFILIATE:  As defined in Rule 144 of the Act.

                  BOARD OF DIRECTORS: The Board of Directors of the Company, or any authorized committee of the Board of Directors of the Company.

                  BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

                  BROKER-DEALER TRANSFER RESTRICTED SECURITIES: Series B Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates).

                  BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

                  CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

                  CLOSING DATE:  The date hereof.

                  COMMISSION:  The Securities and Exchange Commission.



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                  CONSUMMATE: An Exchange Offer shall be deemed "Consummated"
for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

                  CONSUMMATION DEADLINE:  As defined in Section 3(b) hereof.

                  DAMAGES PAYMENT DATE: With respect to the Series A Notes, each Interest Payment Date.

                  EFFECTIVENESS DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                  EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by Holders in connection with such exchange and issuance.

                  EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer.

                  EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Series A Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and
(ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance on Regulation S under the Act.

                  FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

                  GLOBAL SECURITIES: As defined in the Indenture.

                  HOLDERS: As defined in Section 2 hereof.

                  INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

                  INDENTURE: The Indenture, dated the Closing Date, among the Company, the Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  INTEREST PAYMENT DATE: As defined in the Indenture and the Notes.

                  LIQUIDATED DAMAGES: As defined in Section 5 hereof.

                  NASD: National Association of Securities Dealers, Inc.

                  NOTES: The Series A Notes and the Series B Notes.




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                  PERSON: An individual, partnership, corporation, trust,
unincorporated organization, or a government or agency or political subdivision thereof.

                  PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  RECORD HOLDER: With respect to any Damages Payment Date, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

                  REGISTRAR: As defined in the Indenture.

                  REGISTRATION DEFAULT: As defined in Section 5 hereof.

                  REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  REGULATION S: Regulation S promulgated under the Act.

                  RESTRICTED BROKER-DEALER: Any Broker-Dealer that holds Broker-Dealer Transfer Restricted Securities.

                  RULE 144: Rule 144 promulgated under the Act.

                  SERIES B NOTES: The Company's 12 7/8% Senior Subordinated Notes due 2010 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

                  SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

                  SUSPENSION NOTICE: As defined in Section 6(d) hereof.

                  TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

                  TRANSFER RESTRICTED SECURITIES: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.



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                  UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. HOLDERS

                  A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permitted by applicable federal law or applicable interpretation of the staff of the Commission (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (such 90th day being a "FILING DEADLINE"), the Exchange Offer Registration Statement, (ii) use their best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest practicable time, but in no event later than 180 days after the Closing Date (such 180th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the state Blue Sky or securities laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where such registration would result in any adverse effect to the Company, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and use their best efforts to Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

                  (b) The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes (and the subsidiary guarantees thereof) shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th day being the "CONSUMMATION DEADLINE").

                  (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may



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exchange such Series A Notes (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Series B Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such
"Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

                  To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company and the Guarantors shall use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(a) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto.

                  The Company and the Guarantors shall promptly provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request at any time in order to facilitate such sales.

SECTION 4. SHELF REGISTRATION

                  (a) SHELF REGISTRATION. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement with respect to the Series B Notes or not permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or the applicable interpretations of the staff of the Commission (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall: (x) cause to be filed on or prior to 30 days after the earlier of (i) the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or not permitted to Consummate the Exchange Offer pursuant to clause
(a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such 30th day after such earlier date, a "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities and (y) shall use their respective best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline for the Shelf Registration Statement (such 90th day the "EFFECTIVENESS DEADLINE"). If, after the Company has filed an Exchange



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Offer Registration Statement that satisfies the requirements of Section 3(a)
above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Company and the Guarantors shall use their respective best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time for a period of at least two years (as extended pursuant to Section 6(d)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

                  (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in item 507 or 508 of Regulation S-K, as applicable, or such other information as the Company may reasonably request under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or in any application to the NASD. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

                  If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline,
(ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or before the 30th day after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter during the period such Registration Statement is required to be maintained effective pursuant hereto cease to be effective or fail to be usable for its intended purpose without being succeeded promptly by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay liquidated damages (the "LIQUIDATED DAMAGES") to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted





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Securities held by such Holder for each week or portion thereof that a
Registration Default continues (whether or not more than one Registration Default shall exist at such time). The amount of the Liquidated Damages shall increase by an additional $.05 per week (whether or not more than one Registration Default shall exist at such time ) per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 in principal amount of Transfer Restricted Securities. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease to accrue.

                  All accrued Liquidated Damages shall be paid to Holders of Transfer Restricted Securities that are in the form of Global Securities by wire transfer of immediately available funds or by federal funds check and to Holders of Transfer Restricted Securities that are in the form of Certificated Securities by wire transfer to the account specified by them or by mailing checks to their registered addresses on each Damages Payment Date. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

                  (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                           (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as are requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

                           (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities (including, without




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         limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder shall acknowledge and agree that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly by such Holder directly from the Company or an Affiliate thereof, it (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                           (iii) To the extent required by the Commission, prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991), as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor the Guarantors has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and the Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

                  (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Guarantors shall

                           (i) comply with all the provisions of Section 6(c) below and shall use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities



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         in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

                           (ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Notes on the shelf Registration for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

                  (c) GENERAL PROVISIONS. In connection with any Registration Statement required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company and the Guarantors shall:

                           (i) use their respective best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement (including the Prospectus contained therein) (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use their respective best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                           (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of



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         the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (v) furnish to the Initial Purchasers and each selling Holder named in any Registration Statement or Prospectus in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                           (vi) promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, make available copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters;

                           (vii) make available, at reasonable times, for inspection by each Holder participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Holders, all financial and other records and pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; PROVIDED that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus, except if the Company obtains "confidential treatment" for any document or information in accordance with the rules of the Commission), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or
         (iv) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by such Person to be bound by a confidentiality agreement;

                           (viii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market-making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (ix) furnish to each Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (x) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto and all market-making activities of the Initial Purchasers, as the case may be;

                           (xi) upon the request of any Holder, enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to any applicable

         Registration Statement contemplated by this Agreement. In such connection and also in connection with any market-making activities by the Initial Purchasers, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

                                    (A) upon the request of any Holder, furnish
                  (or in the case of paragraphs (2) and (3), use their best efforts to furnish) to each Holder upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                                             (1) a certificate, dated the date
                           of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company and the Guarantors by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in paragraphs (a), (b) and (c) of Section 9 of the Purchase Agreement and such other similar matters as such Holders and/or Restricted Broker Dealers may reasonably request;

                                             (2) an opinion, dated the date of
                           Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matter as the Holders and/or Restricted Broker Dealers may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors and representatives of the independent public accountants for the Company and the Guarantors and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and the Guarantors and without independent check or verifications), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, does not opine as to, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                             (3) a customary comfort letter,
                           dated as of the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to paragraph (g) of Section 9 of the Purchase Agreement, without exception;

                                    (B) set forth in full or incorporate by
                  reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of
                  Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                                    (C) deliver such other documents and
                  certificates as may be reasonably requested by the selling Holders, and Restricted Broker Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors pursuant to this clause (xi).

                  If at any time the representations and warranties of the Company and the Guarantors contemplated in (A)(1) above cease to be true and correct in all material respects, the Company and the Guarantors shall so advise the selling Holders and each Restricted Broker-Dealer promptly and if requested by such Persons, shall confirm such advice in writing;

                           (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state Blue Sky or securities laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that neither the Company nor any Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                           (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                           (xiv) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                           (xv) provide a CUSIP number for all Transfer
         Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                           (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities; PROVIDED, HOWEVER, that the Company shall not take any position during review by the NASD that would, in any manner, create the implication that the offering of the Series A Notes on the Closing Date by the Company should be or is subject to the rules and regulations of the NASD;

                           (xvii) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                           (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                           (xix) provide promptly to each Holder and the Initial Purchasers upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "ADVICE"). If so directed by the Company, each Holder will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

                  (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses, whether for exchanges, sales or otherwise), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and the Holders of Transfer Restricted Securities (subject to the provisions of Section 7(b) hereof); (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  Notwithstanding the foregoing, the Holders will be responsible for any underwriting discounts and commissions, brokers fees and any transfer taxes relating to such Notes disposed of by the Holders. The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

                  (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

                  (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.

                  (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or any of their directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, such directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the

Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless
(i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to
Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the last sentence of
Section 8(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities PLUS (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A

                  The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and, in the event the Company subsequently becomes subject to Section 13 or 15(d) of the Exchange Act, during any period in which the Company or the Guarantors (i) are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and
(ii) are subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. UNDERWRITTEN REGISTRATIONS

                  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

                  For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering. Such investment bankers and managers are referred to herein as the "underwriters."

SECTION 12. MISCELLANEOUS

                  (a) REMEDIES. Each Holder and the Initial Purchasers, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of Liquidated Damages (the payment of which is the sole monetary remedy available to the Holders of Transfer Restricted Series A Notes in the event that the Company does not comply with the deadlines set forth in this Agreement with respect to the conduct of the Exchange Offer or the registration of the Series A Notes for resale under a Shelf Registration Statement) or other damages, will in addition be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor the Guarantors will, on or after the date of this Agreement, enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Guarantors has previously entered into any agreement granting any registration rights with respect to their respective securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

                  (c) ADJUSTMENTS AFFECTING THE NOTES. Neither the Company nor the Guarantors will take any action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                  (d) AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities (except with respect to a waiver or departure entered into by a Holder with the Company that is binding only with respect to the Notes held by such Holder) and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

                  (e) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

                  (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                           (ii) if to the Company or the Guarantors:

                                RailAmerica Transportation Corp.
                                5300 Broken Sound Boulevard, N.W.
                                Boca Raton, Florida 33487
                                Facsimile No.: (561) 994-3929
                                Attention:  General Counsel

                                With a copy to:

                                Greenberg Traurig, P.A.
                                1221 Brickell Avenue
                                Miami, Florida 33131
                                Facsimile No.: (305) 579-0500
                                Attention:  Fern Watts

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

                  (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                           RAILAMERICA TRANSPORTATION CORP.



                           By: /s/ Bennett Marks
                               -------------------------------------------------
                               Name:  Bennett Marks
                               Title: Senior Vice President and Chief Financial
                                      Officer


                           RAILAMERICA, INC.,
                           as Guarantor



                           By: /s/ Mark Phariss
                               -------------------------------------------------
                               Name:  Mark Phariss
                               Title: Vice President, General Counsel and
                                      Assistant Secretary

                           AUSTIN & NORTHWESTERN RAILROAD COMPANY, INC.
                           BOSTON CENTRAL FREIGHT RAILROADS, INC.
                           CASCADE AND COLUMBIA RIVER RAILROAD COMPANY, INC. CENTRAL OREGON & PACIFIC RAILROAD, INC.
                           CENTRAL RAILROAD COMPANY OF INDIANA
                           CENTRAL RAILROAD COMPANY OF INDIANAPOLIS
                           CONNECTICUT SOUTHERN RAILROAD, INC.
                           DAKOTA RAIL, INC.
                           DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC. DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC. DELAWARE VALLEY RAILWAY COMPANY, INC.
                           FLORIDA RAIL LINES, INC.
                           GEORGIA SOUTHWESTERN RAILROAD, INC.
                           HURON AND EASTERN RAILWAY COMPANY, INC.
                           INDIANA & OHIO CENTRAL RAILROAD, INC.
                           INDIANA & OHIO RAIL CORP.
                           INDIANA & OHIO RAILWAY COMPANY
                           INDIANA SOUTHERN RAILROAD, INC.
                           MARKSMAN CORP.
                           MID-MICHIGAN RAILROAD, INC.
                           MINNESOTA NORTHERN RAILROAD, INC.
                           MISSOURI & NORTHERN ARKANSAS RAILROAD COMPANY, INC. NEW ENGLAND CENTRAL RAILROAD, INC.
                           NEW ORLEANS LOWER COAST RAILROAD COMPANY, INC. NORTH CAROLINA AND VIRGINIA RAILROAD COMPANY, INC. OTTER TAIL VALLEY RAILROAD COMPANY, INC.
                           PALM BEACH RAIL HOLDING, INC.
                           PITTSBURG INDUSTRIAL RAILROAD, INC.
                           PLAINVIEW TERMINAL COMPANY
                           PRAIRIE HOLDINGS CORPORATION
                           RAIL OPERATING SUPPORT GROUP, INC.
                           RAILAMERICA AUSTRALIA, INC.
                           RAILAMERICA EQUIPMENT CORPORATION
                           RAILAMERICA INTERMODAL SERVICES, INC.
                           RAILINK ACQUISITION, INC.
                           RAILTEX ACQUISITION CORP.
                           RAILTEX DISTRIBUTION SERVICES, INC.
                           RAILTEX, INC.
                           RAILTEX INTERNATIONAL HOLDINGS, INC.
                           RAILTEX LOGISITICS, INC.
                           RAILTEX SERVICES CO., INC.
                           SAGINAW VALLEY RAILWAY COMPANY, INC.
                           SAN DIEGO & IMPERIAL VALLEY RAILROAD COMPANY, INC.

                           SOUTH CAROLINA CENTRAL RAILROAD COMPANY, INC. SOUTH CENTRAL TENNESSEE RAILROAD CORP., INC.
                           ST. CROIX VALLEY RAILROAD COMPANY
                           THE TOLEDO, PEORIA & WESTERN RAILROAD CORPORATION TOLEDO, PEORIA & WESTERN RAILWAY CORPORATION VENTURA COUNTY RAILROAD CO., INC.
                           WEST TEXAS AND LUBBOCK RAILROAD COMPANY, INC.,
                             as Guarantors

                           By: /s/ Bennett Marks
                               ------------------------------------------------
                               Name:  Bennett Marks
                               Title: Senior Vice President and Chief Financial
                                      Officer,
                                           On behalf of each of the above-
                                            named entities.

Donaldson, Lufkin & Jenrette Securities Corporation
Barclays Bank PLC
Scotia Capital (USA) Inc.



By:  DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION




By: /s/ Steven D. Smith
    -------------------------------------
    Name:  Steven D. Smith
    Title: Senior Vice President